AMERICAN MEDICAL ALERT CORP.
2005 STOCK INCENTIVE PLAN

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT dated as of January 31, 2009 by and between American Medical Alert Corp., a New York corporation (the "Company"), and Richard Rallo, having an address at 3 Byfield Place, Melville, NY 11747 (the "Holder").

W I T N E S S E T H:

WHEREAS, the Company has adopted the 2005 Stock Incentive Plan (the "Plan");

WHEREAS, the Company regards Holder as a valuable contributor to the Company and has determined that it would be in the interest of the Company and its shareholders to grant the shares provided for in this Stock Purchase Agreement ("Agreement") to Holder in consideration of the services he has or will perform for the Company;

WHEREAS, pursuant to the Plan, the Administrator has determined that the Holder is entitled to a grant of shares, subject to the terms of the Plan and this Agreement (the defined terms in such Plan shall, except as otherwise provided herein, also be applicable to such terms as utilized herein); and

WHEREAS, the parties now desire to enter into the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.           Award of Restricted Shares.  (a) Subject to the restrictions, terms and conditions of this Agreement, the Company hereby awards to the Holder Twenty One Thousand Five Hundred (21,500) shares (the "Restricted Shares") of Common Stock of the Company in consideration of services actually rendered and to be rendered to the Company by Holder. Such Restricted Shares shall be subject to the Repurchase Right set forth in Section 4, below.  The Company and Holder acknowledge and agree that the value of the services actually rendered to the Company prior to the date hereof by the Holder as consideration for the issuance of the Restricted Shares, exceeds $215.00.

(b)           The Restricted Shares, when issued pursuant to the provisions hereof, shall constitute issued and outstanding shares for all corporate purposes.  Subject to the restrictions set forth herein, the Holder will have the right to exercise all rights, powers and privileges of a holder of Common Stock with respect to the Restricted Shares, including the right to vote, receive stock or cash dividends (but subject to the Repurchase Right with respect to Unvested Shares (as hereinafter defined)), participate in stock splits or other recapitalizations and exchange such shares in a merger, consolidation or other reorganization. The term "Restricted Shares" in addition to the shares received pursuant to this Agreement, also refers to all securities received in replacement of the Restricted Shares, as a stock dividend or as a result of any stock split, recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to Holder is entitled by reason of Holder’s ownership of the Restricted Shares.

(c)           The Company shall hold the certificates representing any Restricted Shares which are subject to the Repurchase Right (as defined below) in escrow, provided that, any Restricted Shares held in escrow shall be released from escrow and delivered to Holder as and when such shares are no longer subject to the Repurchase Right.  In addition, Holder shall execute an assignment in the form attached hereto as Exhibit A, with respect to the Restricted Shares.

2.           Legends.

(a)           The Restricted Shares shall be represented by a stock certificate or certificates registered in the name of the Holder.

(b)           From and after the date of original issuance, until the Repurchase Right has lapsed, stock certificates representing the Restricted Shares shall bear a legend in substantially the following form:

"THE SHARES REPRESENTED BY THIS CERTIFICATE ARE UNVESTED AND ARE SUBJECT TO CERTAIN REPURCHASE RIGHTS GRANTED TO THE AMERICAN MEDICAL ALERT CORP. ("COMPANY") AND ACCORDINGLY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED, OR IN ANY MANNER DISPOSED OF EXCEPT IN CONFORMITY WITH THE TERMS OF A STOCK PURCHASE AGREEMENT, DATED AS OF JANUARY 31, 2009, BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). A COPY OF SUCH AGREEMENT IS MAINTAINED AT THE COMPANY'S PRINCIPAL CORPORATE OFFICES."

3.           Transfer Restrictions

(a)           Restriction on Transfer.   Except for any Permitted Transfer, Holder shall not transfer, assign, encumber or otherwise dispose of any of the Restricted Shares which are subject to the Repurchase Right.

(b)           Transferee Objections. Each Person (other than the Company) to whom the Restricted Shares are transferred by means of a Permitted Transfer must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such Person is bound by the provisions of this Agreement and that the transferred shares are subject to the Repurchase Right.

4.           Repurchase Right.

(a)           Grant. The Company is hereby granted the right (the "Repurchase Right"), exercisable at any time during the ninety (90)-day period following the date Holder ceases for any reason to remain in Service, to repurchase at the Per Share Purchase Price all or any portion of the Restricted Shares in which Holder is not, at the time of his or her cessation of Service, vested in accordance with the Vesting Schedule (such shares to be hereinafter referred to as the "Unvested Shares").

(b)           Exercise of the Repurchase Rights. The Repurchase Right shall be exercisable by written notice delivered to each Owner of the Unvested Shares prior to the expiration of the ninety (90)-day exercise period. The notice shall indicate the number of Unvested Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not more than thirty (30) days after the date of such notice. In order to effect any such repurchase, the Company shall pay to Owner, in cash or cash equivalents, an amount equal to the Per Share Purchase Price multiplied by the number of Unvested Shares which are to be repurchased from Owner.

(c)           Termination of the Repurchase Right. The Repurchase Right shall terminate with respect to any Unvested Shares for which it is not timely exercised under Paragraph 4(b). In addition, the Repurchase Right shall terminate and cease to be exercisable with respect to any and all Restricted Shares in which Holder vests in accordance with the Vesting Schedule.

(d)           Recapitalization. Any new, substituted or additional securities or other property (including cash paid as a dividend or otherwise) which is by reason of any Recapitalization distributed with respect to or in exchange for the Restricted Shares shall be immediately subject to the Repurchase Right, but only to the extent the Restricted Shares are at the time covered by such right. Appropriate adjustments to reflect such distribution shall be made to the number and/or class of Restricted Shares subject to this Agreement and to the Per Share Purchase Price to be paid upon the exercise of the Repurchase Right in order to reflect the effect of any such Recapitalization upon the Company's capital structure; provided, however, that the aggregate of the Per Share Purchase Price applicable to all Unvested Shares shall remain the same. Any securities or other property (including cash) distributed with respect to the Restricted Shares as a dividend or otherwise which are subject to the Repurchase Right shall be held in escrow.

(e)           Special Tax Election. The grant of the Restricted Shares may result in adverse tax consequences which may be avoided or mitigated by filing an election under Code Section 83(b). Such election must be filed within thirty (30) days after the date of this Agreement. The form for making the Code Section 83(b) election are set forth in Exhibit B hereto.  HOLDER SHOULD CONSULT WITH HIS OR HER TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES OF ACQUIRING THE RESTRICTED SHARES AND THE ADVANTAGES AND DISADVANTAGES OF FILING THE CODE SECTION 83(B) ELECTION.  HOLDER ACKNOWLEDGES THAT IT IS HOLDER'S SOLE RESPONSIBILITY, AND NOT THE COMPANY'S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(B), EVEN IF EMPLOYEE REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS OR HER BEHALF.

5.           Securities Law Compliance

(a)           Registration of Securities. The Restricted Shares have been registered under the 1933 Act and are being issued to Holder pursuant to a Form S-8 registration statement.

(b)           Restrictions on Disposition of Restricted Shares.  Holder shall make no disposition of the Restricted Shares (other than a Permitted Transfer) unless and until there is compliance with all of the following requirements:

(i) Holder shall have provided the Company with a written summary of the terms and conditions of the proposed disposition; and

(ii) Holder shall have complied with all requirements of this Agreement applicable to the disposition of the Restricted Shares.

(c)           In addition, Holder shall make no disposition of the Restricted Shares unless Holder shall have provided the Company with written assurances, in form and substance satisfactory to the Company in its sole discretion, that (a) the proposed disposition does not require registration of the Restricted Shares under the 1933 Act or (b) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or any exemption from registration available under the 1933 Act (including Rule 144) has been taken in connection with the proposed disposition.

(d)           The Company shall not be required (i) to transfer on its books any Restricted Shares which have been sold or transferred in violation of the provisions of this Agreement or (ii) to treat as the owner of the Restricted Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom the Restricted Shares have been transferred in contravention of this Agreement.

6.           No Right to Employment.  Nothing in this Agreement shall be construed to give the Holder any right to be awarded any additional awards of shares or options under the Plan, or to confer on the Holder any right to continue in the employ of the Company or to be evidence of any agreement or understanding, express or implied, that the Company or any of its Subsidiaries or Parent will employ the Holder in any particular position or at any particular rate of remuneration, or for any particular period of time or to interfere in any way with or otherwise restrict in any way the rights of the Company or of the Holder, other as set forth in the Employment Agreement.

7.           Amounts Not Salary or Bonus.  The Holder agrees that the award of the Restricted Shares hereunder is special incentive compensation and that it will not be taken into account as "salary" or "compensation" or "bonus" in determining the amount of any payment under any pension, retirement, profit-sharing, savings or stock ownership plan of the Company, its Parent or any of its Subsidiaries, unless expressly provided pursuant to the terms of such plan.

8.           Forfeiture for Violation of Employment Agreement.  In the event that Holder violates any of his or her Confidentiality or Non-Competition obligations arising under the Employment Agreement or other agreement with the Company, then all profits or gains realized by Holder as a result of the sale of any of the Restricted Shares, shall be forfeited and returned to the Company.

9.           Amendments.  Except as otherwise provided in the Plan, this Agreement may only be amended or modified by written agreement of the Company and the Holder.

10.           Successor and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and shall be binding upon and inure to the benefit of the Holder and his legatees, distributees and Legal Representatives.  The Company may assign the Repurchase Right to any Person selected by the Board, including (without limitation) one or more shareholders of the Company.

11.           Governing Law.  The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York, other than those laws which would defer to the substantive laws of another jurisdiction.

12.           Shares Award Subject to Plan.  By entering into this Agreement, the Holder agrees and acknowledges that the Holder has received and read a copy of the Plan. The Restricted Shares are subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. Capitalized terms used herein and not otherwise defined herein shall have the meaning provided for such terms in the Plan. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

13.           Signature in Counterparts.  This Agreement may be signed in one or more counterparts and delivered by facsimile, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14.           Definitions. As used herein, the following definitions shall apply:

(a)           "Agreement" shall mean this Stock Purchase Agreement.

(b)           "Board" shall mean the Company's Board of Directors.

(c)           "Change in Control" shall have the same meaning as defined in the Employment Agreement.

(d)           "Code" shall mean the Internal Revenue Code of 1986, as amended.

(e)           "Common Stock" shall mean the Company's common stock, $.01 par value per share, as well as all securities received in replacement of the Company's common stock, as a stock dividend, or as a result of any stock split, recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties that a holder of common stock is entitled to by reason of the holder's ownership of the common stock.

(f)           "1933 Act" shall mean the Securities Act of 1933, as amended.

(g)           "Employment Agreement" shall mean that certain Employment Agreement dated January 1, 2009, between the Company and Holder.

(h)           "Owner" shall mean Holder and all subsequent holders of the Restricted Shares who derive their chain of ownership through a Permitted Transfer from Holder.

(i)           "Permitted Transfer" shall mean (i) a gratuitous transfer of the Restricted Shares to any “family member” as such term is defined in Section 1(a)(5) of the General Instructions to Form S-8 under the 1933 Act, provided and only if Holder obtains the Company's prior written consent to such transfer, or (ii) a transfer of title to the Restricted Shares effected pursuant to Holder's will or the laws of descent and distribution following Holder's death.

(j)           "Person" means an individual, a partnership, a corporation, a trust, a joint venture, a limited liability company, an unincorporated organization, a government or any department or agency thereof or any other entity.

(k)           "Per Share Purchase Price" means $.01.

(l)           "Recapitalization" shall mean any stock split, stock dividend, recapitalization, combination of shares, merger, consolidation, exchange of shares or other change affecting the Company's outstanding Common Stock as a class.

(m)           "SEC" shall mean the Securities and Exchange Commission.

(n)           "Service" shall mean Holder's provision of services to the Company (or a Parent or Subsidiary) pursuant to the Employment Agreement.

(o)           "Vesting Schedule" shall mean the vesting schedule specified Section 4(b) in the Employment Agreement pursuant to which Holder is to vest in the Restricted Shares in a series of installments over his period of Service, subject to certain acceleration events in the event of a "Change in Control."

15.           Notices. Any notice required to be given under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon delivery through the U. S. mail, registered or certified, postage prepaid and properly addressed to the party entitled to such notice at the address indicated below such party's signature line on this Agreement or at such other address as such party may designate by ten (10) days' advance written notice under this paragraph to all other parties to this Agreement.

16.           No Waiver. The failure of the Company in any instance to exercise the Repurchase Right shall not constitute a waiver of any other repurchase rights that may subsequently arise under the provisions of this Agreement or any other agreement between the Company and Holder. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

17.           Cancellation of Restricted Shares. If the Company shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Restricted Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such shares shall be deemed purchased in accordance with the applicable provisions hereof, and the Company shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

18.           Holder Undertaking. Holder hereby agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Holder or the Restricted Shares pursuant to the provisions of this Agreement.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its agent thereunto duly authorized, and the Holder has hereunto set his hand, all as of the date first above written.
AMERICAN MEDICAL ALERT CORP.

By:	/s/ Jack Rhian
Name: Jack Rhian
Title: President and Chief Executive Officer

/s/ Richard Rallo
Holder: Richard Rallo

EXHIBIT A

ASSIGNMENT SEPARATE FROM CERTIFICATE

         FOR VALUE RECEIVED _________________________ hereby sell(s), assign(s)and transfer(s) unto American Medical Alert Corp. (the "Company"), _________________________ (__________) shares of the Common Stock of the Company standing in his or her name on the books of the Company represented by Certificate No. _________________________ herewith and do(es) hereby irrevocably constitute and appoint _________________________ Attorney to transfer the said stock on the books of the Company with full power of substitution in the premises.

Dated: _________________________

                                            Signature: _________________________

INSTRUCTION: Please do not fill in any blanks other than the signature line.
Please sign exactly as you would like your name to appear on the issued stock certificate. The purpose of this assignment is to enable the Company to exercise the Repurchase Right without requiring additional signatures on the part of
Holder.

EXHIBIT B

SECTION 83(B) ELECTION

This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

(1)            The taxpayer who performed the services is:
Name:
Address:
Taxpayer Ident. No.:

(2)            The property with respect to which the election is being made is ____________ shares of the common stock of American Medical Alert Corp. (the "Company")

(3)           The property was issued on [_____ __], 2009.

(4)           The taxable year in which the election is being made is the calendar year 2009.

(5)           The property is subject to a repurchase right pursuant to which the issuer has the right to acquire the property at the original purchase price if taxpayer's employment with the issuer is terminated under certain circumstances.

(6)           The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is [$ ] per share.

(7)           The amount paid for such property is [$   ] per share.

(8)           A copy of this statement was furnished to the Company.

(9)            This statement is executed [____ __], 200__.

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Spouse (if any)                                                                Taxpayer

THIS ELECTION MUST BE FILED WITH THE INTERNAL REVENUE SERVICE CENTER WITH WHICH TAXPAYER FILES HIS OR HER FEDERAL INCOME TAX RETURNS AND MUST BE MADE WITHIN THIRTY (30) DAYS AFTER THE EXECUTION DATE OF THE STOCK PURCHASE AGREEMENT. THIS FILING SHOULD BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED.  TAXPAYER MUST RETAIN TWO (2) COPIES OF THE COMPLETED FORM FOR FILING WITH HIS OR HER FEDERAL AND STATE TAX RETURNS FOR THE CURRENT TAX YEAR AND AN ADDITIONAL COPY FOR HIS OR HER RECORDS.